Exhibit 10.13

Curriculum Development Cooperation Agreement

between

Wuhan Tiankun Diyun Education Technology Co., Ltd. and

Liuzhou Mechanical and Electronic Industrial Vocational Technical School

Contract Number:

Party A: Liuzhou Mechanical and Electronic Industrial Vocational Technical School

Address: No. 23, Xinliu Avenue, Liudong District, Liuzhou

Unified Social Credit Code: 524502005913495960

Legal Representative: Huang Qiang

Phone: 13788127666

Party B: Wuhan Tiankun Diyun Education Technology Co., Ltd. (hereinafter referred to as “Party B”)

Address: Room 403B, 4th Floor, Building 11 and 12, Yuecheng Block at the intersection of Jinlong South Road and Longxiang Street, Hanyang District, Wuhan

Unified Social Credit Code: 91420105MA49E4PJ42

Contact Person: Yu Lipeng

Phone: 18062788113

This program aims to promote the deep integration of industry and education, and cultivate talents in various majors through school-enterprise cooperation, in a bid to meet social demands and facilitate student development. According to development demands and resource advantages of both parties, ‘both parties have reached the following cooperation agreement on cultivating high-skilled talents through mutual consultation:

I. Cooperation Content

(1) Cooperative majors: Urban Rail Transit Operation Service, Automotive Application and Maintenance (direction: New Energy Vehicle)

(2) Based on advantageous resources of both parties, Party A will provide daily management of teaching, be responsible for the unified management of the cooperative major classes, the teaching of cultural and general courses, and the enclosed management of the cooperative major classes (one full-time instructor for every two classes); Party B shall be responsible for building training rooms for the cooperative major classes, teaching specialized courses (12 lessons/class/week), and assist Party A in class management (one full-time class teacher for every two classes).

(3) The full-time teaching staff and full-time class teachers of Party B shall be subject to the supervision and management of Party A.

(4) Both parties may negotiate and communicate regarding new cooperative majors. Upon obtaining professional approval and enrollment quotas, both parties may commence cooperation on the new major. Matters related to the cooperation on new majors shall be executed by both parties in accordance with the principles stipulated in this agreement. Any changes shall be separately signed by both parties in a supplementary agreement.

II. Talent Development Model

(1) School System, Enrollment, Class Formation

1. The cooperative major classes have a three-year school system, ensuring that students spend 3 full years in school (including time for practical activities related to talent development).

2. Enrollment targets and scale: The target students are sourced from graduates of junior secondary schools of previous and current years. A total of 50 students will be enrolled in every cooperative major class at each grade. In the event of a large number of dropouts,, similar classes could be merged. The enrollment scale for each cooperative major at each grade shall not be less than [50] students. If it is below [50] students, Party B has the right to reject the class.

(2) Teaching Arrangement

1. Basic Teaching: This includes the teaching of cultural and general education courses. Party A is responsible for supervising the teaching process and managing the teaching of cultural and general education courses; Party B is responsible for the teaching of the foundational courses and core professional skills courses for the cooperative major classes.

2. Practical Course Teaching: After students have completed the general and theoretical course content specified in the talent development program confirmed by both parties, they will enter the practical course teaching phase according to the talent development model. Under the organization and management of the school, Party B will assist in providing practical course teaching content for the cooperative majors.

3. Internships and Training: Party A shall arrange for students of the cooperative major classes to participate in relevant activities such as cognitive internships, on-the-job internships, and post internships at designated cooperative enterprises, in accordance with national vocational education regulations and the characteristics of the cooperative major classes. The school and relevant students shall sign a tripartite internship agreement with the specific internship unit that complies with legal and regulatory requirements and execute it. To avoid any doubts, Party B will not participate in the organization, arrangement, management, or any other activities related to the aforementioned internship activities, nor will it charge any fees related to the internship, such as labor fees or agency fees.

4. Daily Management: Party A shall take the lead in the academic and daily management of the students in the cooperative major classes, and Party B shall actively cooperate.

(3) Teaching Practice, Equipment Investment, and Ownership

To mitigate common risks, the ownership of the professional equipment invested by Party B in batches during the cooperation period shall belong to Party B. After the normal performance period of this agreement expires, the ownership of the equipment invested by Party B during the cooperation period shall be donated to Party A free of charge. If this agreement is terminated or dissolved for any reason, all ownership of the facilities and equipment invested by Party B shall belong to Party B. Upon termination or dissolution, Party B may reclaim all facilities and equipment that have been invested, or Party A may pay a fee to procure them from Party B, with the procurement price to be negotiated separately by both parties.

III. Duration of Cooperation

The duration of cooperation is three grades in five years, including the students of cooperation majors enrolled in 2021 and 2022 before the effective date of this agreement, and those enrolled in 2023, 2024 and 2025.

Upon expiration of the contract, Party B shall have the priority to renew the contract.

IV. Rights and Obligations of Both Parties

(1) Rights and Obligations of Party A

1. Party A commits to having the qualifications to offer the aforementioned major, and possesses the capability and authorization to carry out the cooperative matters outlined in this agreement.

2. Party A shall provide the necessary educational permits, be responsible for school quotas, enrollment quotas, and the application for the establishment of majors, as well as the recruitment of students, registration and management of student status, issuance of graduation certificates, teaching venues, teaching facilities, student dormitories, activity venues, and living facilities, and shall prepare classrooms, dormitories, and logistical management services before students arrive at school.

3. Party A is responsible for the management of the cooperative major classes and the daily management of students, and will conduct assessments and requirements, with Party B providing assistance. The assessment standards shall be determined through mutual consultation; if modifications to the assessment standards are necessary, Party A shall notify Party B in writing in advance and negotiate the modifications with Party B.

4. Both parties shall jointly formulate the Talent Development Program and cooperate in its implementation. Party A has the right to supervise Party B’s implementation status; During the implementation process, if there are inconsistencies with the requirements of the superior department and the Talent Development Program formulated through mutual consultation, both parties shall negotiate and cooperate to readjust the new Talent Development Program. Except where applicable laws, regulations, and supervision require otherwise, once the Talent Development Program is determined, it shall not be changed arbitrarily. In the event that necessary changes are required due to special circumstances, such changes shall be determined through negotiation between the parties.

5. Party A is responsible for the enrollment of students in the cooperative major classes. Each academic year, Party A shall incorporate the enrollment into a unified enrollment plan based on the needs of scale development. Party A shall conduct interviews and assessments of students according to the enrollment plan and admission standards. Party B shall cooperate, and students who meet the admission standards recognized by both parties shall have their admission procedures handled by Party A within the time frame stipulated by the education department, and their student status shall be registered.

6. Party A is responsible for the preparation of the enrollment brochure for the jointly developed program and the filing and approval of the enrollment brochure. Party B shall assist in providing professional consulting opinions, while Party A is responsible for the enrollment promotion work of the jointly developed program, with Party B providing assistance within the limits permitted by law.

7. Party A has the right to supervise and guide the teaching services provided by Party B under this agreement, and has the right to inspect Party B’s professional teaching plans, teaching activities, and teaching materials, as well as to assess the qualifications of the teaching staff.

8. Party A is responsible for the management, assessment, and evaluation of the teaching process, and has the right to notify Party B in writing to expel students who are seriously violating rules and regulations during the teaching process. Party A is responsible for issuing vocational school graduation certificates to students who meet academic requirements. Party A shall bear the responsibility for any delays or failures in processing the graduation certificate.

9. Party A shall provide the corresponding training venue, improve infrastructure construction, including indoor space, flooring, and utilities; and assist Party B in the construction of the training room.

10. During the cooperation period, Party A is responsible for the safety, education, and teaching management of the students, including purchasing student accident insurance and school liability insurance, and shall assume the relevant safety management responsibilities for the students. Party A shall also guide Party B in completing the management of the teaching process for students’ professional skills and practical course teaching. In the event of a student safety incident, the party at fault shall bear the corresponding legal responsibility.

(2) Rights and Obligations of Party B

1. Under the guidance of Party A, Party B is responsible for the construction of the training room for the cooperative major classes, teaching of professional courses, and practical course teaching activities. Party B’s teaching activities must not substantially harm the interests and reputation of Party A.

2. Party B is responsible for assigning a dedicated class teacher for every two classes to assist Party A in the daily management of students, including ideological education work, student stability work, home-school communication, and other routine duties of the class teacher.

3. Promotional materials produced by Party B on behalf of Party A must be approved by Party A before they can be promoted and used.

4. Party B and Party A jointly formulate the Talent Development Program, including student management models and various assessment and evaluation schemes and systems, to create management characteristics.

5. Party B must accept the supervision of the superior department and the relevant functional departments of Party A in providing services under this agreement. Party B shall not engage in any fraudulent activities or deceive students during the service provision process. If Party B’s significant fault causes losses to Party A and the students of the cooperative major classes, Party B shall bear the relevant legal and economic compensation responsibilities.

6. If a student is unable to continue studying due to illness or other special reasons during the study period, resulting in suspension, withdrawal, or transfer, both parties shall promptly inform each other and negotiate to address issues related to student refunds, while preserving relevant academic records, certificates, parental opinions, and other original documents.

7. Party B is responsible for the course faculty allocation, teaching work, and the construction of the training room and the provision of facilities and equipment for the cooperative major classes.

8. If Party A requires, Party B’s professional course teachers will actively cooperate with the school to participate in vocational skills competitions.

(3) Special Provisions

1. If students in the cooperative major classes need to obtain vocational skill qualification certificates for employment, they shall, with full knowledge and voluntarily, independently sign relevant training agreements with the relevant training institutions, and the costs shall be borne by the students.

2. Party A shall open the student management system and the funding management system for students involved in the cooperative majors to Party B. Party B has the right to be informed and the right to inquire with Party A’s consent.

V. Service Fees and Settlement

1. The tuition fees for students in the cooperative major classes shall be uniformly charged according to the approved charging standards for the current year, with each major’s tuition fee set at RMB7,800/year.

2. After Party A receives the tuition fees from the students in the cooperative major classes, it shall pay Party B the service management fee (hereinafter referred to as ‘Service Fee’) according to the following standards:

(1) For students enrolled from 2023 to 2025, Party A shall pay Party B a service fee of RMB3,500/student/year.

(2) For students of cooperative majors enrolled in 2021 and 2022, Party A shall pay Party B a service fee of RMB1,300/student/year;

Party A shall settle the service fees for first, second and third-grade students by November 30 of each year.

(3) Both parties confirm that if any student withdraws or requests a refund midway, it must be handled according to the unified regulations of the competent authority and the school.

3. Party B shall issue a valid invoice to Party A within 10 working days after receiving the corresponding fees, and Party B shall bear the tax on the service fee.

4. Tuition subsidies shall be uniformly collected by Party A and shall not be included in the profit distribution.

5. Except for the aforementioned fees, Party B shall not charge any other fees from Party A or any students involved in the cooperation program.

VI. Confidentiality Obligations

During the validity period of this contract and within a reasonable period after the completion of the contract, both parties shall be responsible for maintaining the confidentiality of national secrets, the other party’s commercial secrets, technical secrets, or other related confidential information obtained based on this contract. In the event of a leak of confidential information caused by the leaking party, the leaking party shall bear responsibility.

Article 7: Anti-Bribery Clause

1. Each party guarantees not to directly or indirectly pay any commission, remuneration, or kickback to the other party and its employees or management, staff, or relatives, secretly and off the books, nor to provide any gifts or hospitality, or to offer disguised bribes in the form of providing renovations, work, or overseas opportunities, nor to reach any arrangements with the other party and its employees or management regarding the aforementioned matters [Contact information for Party B’s complaints and reports: 136-5184-8627].

2. If either party violates the provisions of this article, it shall be deemed a serious breach of contract. The non-breaching party has the right to unilaterally terminate this contract by notifying the breaching party in writing, while retaining the right to take further legal actions as permitted by law. The breaching party shall bear all losses caused to the non-breaching party as a result.

VIII. Miscellaneous

1. If Party A fails to pay the relevant fees to Party B within the stipulated time, Party B has the right to claim compensation from Party A. For each day of delay, Party A shall bear a penalty of 0.05% of the unpaid amount to Party B, and Party B reserves the right to unilaterally terminate or rescind this agreement.

2. In the event of a dispute arising from the performance of this agreement, both parties shall resolve it through negotiation. If no consensus is reached within a reasonable time, either party may file a lawsuit in the court located in Party B’s jurisdiction.

3. In the event that this agreement cannot be continued due to force majeure or changes in national policies, or if both parties believe that modifications or supplements are necessary, the parties shall negotiate to address the matter.

4. Matters not covered in this agreement may be addressed by signing a supplementary agreement upon mutual consent of both parties. In the event of of any inconsistencies between the supplementary agreement and this agreement, the supplementary agreement shall prevail.

5. Both parties shall jointly comply with the contents of the above agreement and shall not breach it. In the event of a breach, the breaching party shall bear all responsibilities and losses and shall be liable for compensation.

6. This agreement is made in duplicate, with each party holding one copy, and shall take effect after being duly signed by both parties.

(The following is the signature page, with no text)

Party A: Liuzhou Mechanical and Electronic Industrial Vocational Technical School

(Seal)

Representative of Party A: Huang Qiang

Date of Signature: June 9, 2023

Party B: Wuhan Tiankun Diyun Education Technology Co., Ltd.

(Seal)

Representative of Party B:

Date of Signature: June 9, 2023

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